CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
               First Mortgage Bonds, Medium-Term Note Series

                               AMENDMENT TO

                          DISTRIBUTION AGREEMENT



                                                             March 18, 1997


SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Chicago, Illinois  60670

MORGAN STANLEY & CO. INCORPORATED
1251 Avenue of the Americas
New York, New York  10020


Dear Sirs:

     Central Illinois Public Service Company, an Illinois corporation, (the "Company"), and each of you have entered into a Distribution Agreement, dated June 1, 1995 (the "Agreement"), with respect to the issue and sale by the Company of the Medium-Term Notes described therein (the "Notes"). Because the Company has filed a registration statement with the Securities and Exchange Commission for the sale of additional Bonds under the Agreement and because First Trust National Association has succeeded to the trustee's duties under the Indenture, the parties hereto desire to amend the Agreement as set forth below. Terms used and not otherwise defined herein have the meanings set forth in the Agreement.

1.   The Agreement is amended as follows:

     (a) The introductory paragraphs are hereby deleted in their entirety and replaced with the following:

                Central Illinois Public Service Company, an Illinois corporation (the "Company"), confirms its agreement with Smith Barney Inc., First Chicago Capital Markets, Inc. and Morgan Stanley & Co. Incorporated (and any other agent who becomes a party hereto as specified in Section 1(a)) (each referred to as an "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of its First Mortgage Bonds, Medium-Term Note Series described herein (the "Bonds"). The Bonds will be issued under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, executed by the Company to First Trust National Association, Chicago, Illinois, as successor trustee (the "Trustee") and an individual successor co-trustee (collectively, the "Trustees"), as previously supplemented and amended by supplemental trust indentures and as to be further supplemented and amended by a supplemental trust indenture relating to each series of Bonds (such Indenture of Mortgage or Deed of Trust as so supplemented and amended and as to be so supplemented and amended is referred to as the "Indenture"). Each series of Bonds shall have the maturity date or dates, interest rate or rates, and, if any, optional and mandatory redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. Each series of Bonds will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture. As of March 18, 1997, the Company has authorized the issuance and sale of up to $145,000,000 aggregate principal amount of Bonds (of which $20,000,000 has been issued as of the date of this Amendment) through the Agents pursuant to the terms of this Agreement (subject to the Company establishing the terms of such Bonds or required by the Indenture). It is understood, however, that the Company may from time to time authorize the issuance of additional Bonds and that such additional Bonds may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Bonds were authorized as of the date hereof.

               This Agreement provides both for the sale of Bonds by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Bond purchases, and (as may from time to time be agreed to by the Company and the applicable Agent) to an Agent as principal for resale to purchasers.

                The  Company  has  filed  with  the  Securities  and
          Exchange Commission (the "SEC") registration statements on Form S-3 (No. 33-56063 and No. 333-18473) for the
          registration of debt securities and preferred stock, including the Bonds, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the SEC. Such registration statements (and any further registration statements which may be filed by the Company for the purpose of registering additional Bonds and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Bonds (including supplements filed pursuant to Rule 424(b)(3) of the 1933 Act Regulations), including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Bonds which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use.

     (b) All references in the Agreement to "Bank of America Illinois" shall be deemed to be references to "First Trust National Association".

     (c)  All  references  in  the Agreement to the "ICC  Order"  shall  be deemed to be references to the most recently obtained order or orders authorizing the issuance of Bonds in a principal amount not less than the then current amount of Bonds the Company determines shall be authorized for sale under the Agreement.

      If the foregoing is in accordance with the Agents' understanding of this amendment to the Agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                         Very truly yours,

                         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                         By:
                         Name:
                         Title:

Accepted:

SMITH BARNEY INC.


By:
Name:
Title:


FIRST CHICAGO CAPITAL MARKETS, INC.


By:
Name:
Title:


MORGAN STANLEY & CO. INCORPORATED


By:
Name:
Title: